EXHIBIT 32.2
CERTIFICATIONS
I, Gary J. Bench, Chief Financial Officer (principal financial and accounting officer) of CNX Gas Corporation. (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2006, of the Registrant (the “Report”):
(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: February 19, 2007

/s/ Gary J. Bench

Gary J. Bench
Senior Vice President and Chief Financial Officer